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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Horizon Health Corporation (formerly named Horizon Mental Health Management, Inc.) of our report on Horizon Mental Health Management, Inc. dated October 7, 1996, except as to Note 13, which is as of April 29, 1997, appearing on page F-1 of Horizon Mental Health Management, Inc.'s Annual Report on Form 10-K/A for the year ended August 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of such Annual Report on Form 10-K/A.

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Horizon Health Corporation of our report on Specialty Healthcare Management, Inc. dated April 25, 1997 appearing on page F-9 of Horizon Health Corporation's Current Report on Form 8-K dated August 11, 1997.

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Horizon Health Corporation of our report on National Medical Management Services, a division of National Medical Enterprises, Inc., dated May 8, 1997, appearing on page F-20 of Horizon Health Corporation's Current Report on Form 8-K dated August 11, 1997.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP


Dallas, Texas
September 29, 1997